EXHIBIT 99.1

ENERGYCONNECT GROUP, INC.

RESTATED 2004 STOCK INCENTIVE PLAN

1.             Purpose.  The purpose of this Stock Incentive Plan (the “Plan”) is to enable EnergyConnect Group, Inc. (the “Company”) to attract and retain the services of (1) selected employees, officers and directors of the Company or of any Affiliate and (2) selected nonemployee agents, consultants, advisors, persons involved in the sale or distribution of the Company’s products or services and independent contractors of the Company or any Affiliate.

2.             Definitions.  As used in the Plan, the following terms have the meanings set forth below:

2.1           “Affiliate” means (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

2.2           “Award” means any Option, Stock Appreciation Right, Stock Bonus, Restricted Stock, Restricted Stock Unit, or Performance Award granted under the Plan.

2.3           “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award granted under the Plan.  Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

2.4           “Board” means the Board of Directors of the Company.

2.5           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

2.6           “Committee” means the committee appointed by the Board from among its members to administer the Plan pursuant to Section 3.

2.7           “Covered Employee” shall have the meaning provided in Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.

2.8           “Director” means a member of the Board, including any Non-Employee Director.

2.9           “Eligible Person” means any employee, officer, consultant, independent contractor or director providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person.  An Eligible Person must be a natural person.

2.10         “Equity Restructuring” means a dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar equity restructuring transaction (as that term is used in Statement of Financial Accounting Standards No. 123 (revised) that affects the Shares or other securities of the Company such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

2.11          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12          “Fair Market Value” means, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.  Notwithstanding the foregoing and unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be the closing sale price of one Share on the trading day immediately preceding the date, if the Shares are then listed on a principal United States securities market for such Shares.

2.13          “Grant” means the completion of the corporate action necessary to create the legally binding right constituting an Award regardless of when the instruments, certificates or letters evidencing the Award are communicated to or actually received or accepted by the recipient of the Award.  A corporate action creating the legally binding right constituting the Award is not considered complete until the date on which the maximum number of shares involved in the Award and the minimum exercise or grant price are fixed and determinable and the class of shares of stock in the Company and the identity of the recipient is designated.

2.14          “Incentive Stock Option” means an Option granted under Section 6.2 of the Plan that is intended to qualify as an “incentive stock option” in accordance with the terms of Section 422 of the Code or any successor provision.

2.15          “Non-Employee Director” means any Director who is not also an employee of the Company or an Affiliate within the meaning of Rule 16b-3 (which term “Non-Employee Director” is defined in this paragraph for purposes of the definition or composition of “Committee” only and is not intended to define such term as used elsewhere in the Plan).

2.16          “Non-Qualified Stock Option” means an Option granted under Section 6.2 of the Plan that is not an Incentive Stock Option.

2.17          “Officer” means (when such term is capitalized) an officer of the Company who is subject to Section 16(b) of the Exchange Act.

2.18          “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

2.19           “Outside Director” means any Director who is an “outside director” within the meaning of Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.

2.20           “Participant” means an Eligible Person designated to be granted an Award under the Plan.

2.21           “Performance Award” means any right granted under Section 6.6 of the Plan.

2.22           “Performance Goal” means one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary or business unit basis:  revenue, cash flow, gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings, earnings per share, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation.  Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria.  The Committee shall establish the Performance Goals for an Award on or before the 90th day of the applicable performance period for which Performance Goals are established and in no event after 25% of the applicable performance period has elapsed and in any event when the achievement of the applicable Performance Goals remains substantially uncertain.  The Committee may appropriately adjust any evaluation of performance under such Performance Goals to exclude the effect of certain events, including any of the following events:  asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

2.23           “Person” means any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

2.24           “Plan” means this EnergyConnect Group, Inc. Restated 2004 Stock Incentive Plan, as originally adopted in 2004 and as amended and restated from time to time.

2.25           “Qualified Performance Based Award” shall have the meaning set forth in Section 6.6 of the Plan.

2.26           “Restated Plan” means the Plan as amended and restated hereby and as may be further amended and restated hereafter.

2.27           “Restricted Stock” means any Share granted under Section 6.5 of the Plan.

2.28           “Restricted Stock Unit” means any unit granted under Section 6.5 of the Plan evidencing the right to receive a Share (or evidencing the right to receive a cash payment equal to the Fair Market Value of a Share if explicitly so provided in the Award Agreement) at some future date.

2.29           “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.

2.30           “Section 162(m)” means Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.

2.31           “Securities Act” means the Securities Act of 1933, as amended.

2.32           “Service” means the Participant’s performance of services for the Company (or any Affiliate) in the capacity of an employee, officer, consultant, independent contractor or director.

2.33           “Share” or “Shares” means a share or shares of common stock, no par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 7 of the Plan.

2.34           “Stock Appreciation Right” means any right granted under Section 6.3 of the Plan.

2.35           “Stock Bonus” means any Share granted under Section 6.4 of the Plan.

3.             Administration.

3.1           Committee and Composition.  The Plan shall be administered by the Committee designated by the Board to administer the Plan, which, unless otherwise provided by the Board, shall be the Company’s Compensation Committee.  The Committee shall be comprised of at least two Non-Employee Directors but not less than such number of Non-Employee Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 and Section 162(m) of the Code, and each member of the Committee shall be an Outside Director.  The Board may from time to time remove or add members of the Committee and shall fill vacancies on the Committee as they arise provided any new member meets the foregoing qualifications.

3.2           Delegation.

(a)           Subcommittee of Directors.  The Committee, in its sole discretion, may (1) delegate to a committee of directors who need not be Outside Directors the authority to grant Awards to Eligible Persons who are either (A) not then Covered Employees under Section 162(m) and are not expected to be Covered Employees at the time of recognition of income resulting from such award, or (B) not persons with respect to whom the Company wishes to comply with Section 162(m), or (2) delegate to a committee of directors who need not be Non-Employee Directors the authority to grant Awards to Eligible Persons who are not then subject to Section 16 of the Exchange Act.

(b)           Subcommittee of Officers.  The Committee may delegate to one or more Officers the authority to do one or both of the following:  (1) designate employees who are not such Officers to be recipients of Awards and the terms thereof, and (2) determine the number of Shares to be subject to Awards granted to such employees; provided, however, the resolution regarding such delegation shall specify the total number of Shares that may be subject to Awards granted by such Officer and that such Officer may not grant an Award to himself or herself.  Notwithstanding anything to the contrary in this Section, the Committee may not delegate to such an Officer any authority inconsistent with this Plan.

(c)           Administrator.  The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the Grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify.

(d)           Authority of Agent.  Any action by any such Subcommittee or administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such Subcommittee or administrator to the extent of such delegation, provided that the actions and interpretations of any such Subcommittee or administrator shall be subject to review and approval, disapproval or modification by the Committee.

(e)            Limitation on Authority.  Nothing contained herein shall authorize any person or group, other than the Board, to amend or terminate the Plan.  If awards are to be made under the Plan to Officers or directors, authority for selection of Officers and directors for participation and decisions concerning the timing, pricing and amount of a grant or Award, if not determined under a formula meeting the requirements of Rule 16b-3, shall not be delegated.  Any Awards made to members of the Committee should also be authorized by a disinterested majority of the Board.

3.3           Power and Authority of the Committee.  Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:

(a)           prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(b)           determine which persons are eligible to be Participants to whom Awards shall be granted hereunder and the timing of any such Awards;

(c)           determine the type or types of Awards to be granted to each Participant under the Plan;

(d)           determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award;

(e)           determine the terms and conditions of any Award or Award Agreement;

(f)            amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Option or waive any restrictions relating to any Award;

(g)           determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended;

(h)           establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(i)            determine whether, and the extent to which, adjustments are required pursuant to Section 7;

(j)            interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan;

(k)           establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(l)            make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

3.4           Effect of Change in Status.  The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as an employee under the Plan (including whether a Participant shall be deemed to have experienced a termination of employment or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any individual who is employed by an entity that ceases to be an Affiliate of the Company, and (ii) at the request of the Company or an Affiliate, any employee who becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of an Affiliate.

3.5           Determinations of the Committee.  The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Eligible Person and any other persons claiming rights under the Plan or any Award.  If for any reason a Committee decision is subjected to review, a Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.6           Power and Authority of the Board.  Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, but only to the extent it would not cause a loss of any benefits under Section 162(m) or qualification under Rule 16b-3.

4.             Shares Available for Awards.

4.1           Aggregate Shares Available.

(a)           Subject to adjustment as provided in Section 7, the aggregate number of Shares that may be issued under the Plan shall be 20,000,000.

(b)           Shares to be issued under the Plan may be either authorized but unissued Shares or Shares re-acquired and held in treasury.  Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) under the Plan.  In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

(c)           Notwithstanding the foregoing but included in the number specified in Section 4.1(a) above, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed the maximum number specified in Section 4.1(a), subject to adjustment as provided in Section 7 of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

4.2           Accounting for Awards.  For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of Grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.  Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards under the Plan.  In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

5.             Eligibility.  Any Eligible Person shall be eligible to be designated a Participant.  In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.  Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

6.             Awards.

6.1           General.  The Committee, on behalf of the Company, is authorized to grant Awards under the Plan provided that their terms and conditions are not inconsistent with the provisions of the Plan.  The Committee, in its discretion, may determine that any Award granted hereunder shall be a Performance Award.

(a)           Consideration for Awards.  Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee and required by applicable law.

(b)           Vesting.  The total number of Shares subject to an Award may vest in periodic installments that may or may not be equal.  An Award may be subject to such other terms and conditions on the time or times when it may be or may not be exercised or no longer subject to a substantial risk of forfeiture as the Committee may deem appropriate.

(c)           Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate.  Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(d)           Forms of Payment under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the Grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.  Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the Grant.

(e)           Limits on Transfer of Awards.

(1)           Unless the Award Agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award of an Incentive Stock Option, nor an Option, Stock Appreciation Right or Performance Award granted to an Officer or director of the Company, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will, the laws of descent and distribution or as provided herein, and any purported pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(2)           The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms.

(3)           An Incentive Stock Option may be transferred or assigned only to the extent consistent with Section 422 of the Code.

(4)           Except as otherwise determined by the Committee, each Option or Stock Appreciation Right Award or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.  Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.  Also, the transfer of an Award to a trust is a permissible transfer of the rights under an Award if under Section 671 of the Code and applicable state law, the Participant is considered the sole beneficial owner of the Award while it is held in trust and the exercise terms and restrictions, if any, remain unchanged and to the extent appropriate, relate to the Participant (e.g., Service, death or disability).

(f)           Term of Awards.  Subject to Section 6.2(e)(3), the term of each Award shall be fixed by the Committee at the time of Grant, but shall not be longer than 10 years from the date of Grant.

(g)           Restrictions; Securities Exchange Listing.  All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions.  If the Shares or other securities are traded on a securities exchange, the Company shall not be required, and shall have no liability for failure, to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been and continue to be admitted for trading on such securities exchange.  No Shares or other assets shall be issued or delivered pursuant to the Plan, and the Company shall have no liability for failure to issue or deliver Shares under the Plan, unless and until there shall have been compliance with all applicable requirements of applicable securities laws and all applicable listing requirements of any stock exchange or trading system on which the Shares are then traded, if any.  No Shares shall be issued or delivered pursuant to the Plan, and the Company shall have no liability for failure to issue or deliver Shares under the Plan, if doing so would violate any internal policies of the Company.

(h)           Prohibition on Repricing.  Except as provided in Section 7, no Option or Stock Appreciation Right may be amended to reduce its initial exercise or Grant price and no Option or Stock Appreciation Right shall be canceled and replaced with Options or Stock Appreciation Rights having a lower exercise or Grant price, without the approval of the stockholders of the Company if such action will make the Option or Stock Appreciation Right no longer exempt from Code Section 409A.

(i)           Additional Restrictions on Awards.  Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant or Participants, and (c) restrictions as to the use of a specified brokerage firm for receipt, resales or other transfers of such Shares.

6.2           Options.  The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(a)           Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of Grant of such Option.

(b)           Option Term.  The term of each Option shall be fixed by the Committee at the time of Grant, but shall not be longer than 10 years from the date of Grant.

(c)           Time and Method of Exercise.

(1)           General.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.  Except as provided in Sections 6.2(c)(5) and 7, Options may be exercised from time to time over the period stated in each Option in such amounts and at such times as shall be prescribed by the Committee, provided that Options shall not be exercised for fractional shares.

(2)           Continuous Service.  Except as provided in Section 6.2(c)(5) or as determined by the Committee, no Option may be exercised unless at the time of such exercise the Participant is in the Service of the Company or any  Affiliate and shall have provided such Service continuously since the date such Option was granted.  Absence on leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of employment or Service for this purpose.

(3)           Annual Rollover.  Unless otherwise determined by the Committee, vesting of Options shall not continue during an absence on leave (including an extended illness) or on account of disability.  Unless otherwise determined by the Committee, if the Participant does not exercise an Option in any one year with respect to the full number of Shares to which the Participant is entitled in that year, the Participant’s rights shall be cumulative and the Participant may purchase those Shares in any subsequent year during the term of the Option.

(4)           Restricted Disposition of Stock.  Unless otherwise determined by the Committee, if an Officer exercises an Option within six months of the Grant, the Shares acquired upon exercise of the Option may not be sold until six months after the Grant.

(5)           Termination of Employment or Service.

(A)           General Rule.  Unless otherwise determined by the Board, in the event the Service of the Participant terminates for any reason other than because of physical disability or death as provided in Section 6.2(c)(5)(B) and 6.2(c)(5)(C), the Option may be exercised at any time prior to the expiration date of the Option or the expiration of 30 days after the date of such termination, whichever is the shorter period, but only if and to the extent the Participant was entitled to exercise the Option at the date of such termination.

(B)           Termination Because of Total Disability.  Unless otherwise determined by the Board, in the event of the termination Service because of total disability, the Option may be exercised at any time prior to the expiration date of the Option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the Participant was entitled to exercise the Option at the date of such termination.  The term “total disability” means a medically determinable mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Participant to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an employee, director, officer or consultant of the Company and to be engaged in any substantial gainful activity.  Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Company.

(C)           Termination Because of Death.  Unless otherwise determined by the Board, in the event of the death of a Participant while providing Service, the Option may be exercised at any time prior to the expiration date of the Option or the expiration of 12 months after the date of death, whichever is the shorter period, but only if and to the extent the Participant was entitled to exercise the Option at the date of death and only by the person or persons to whom such Participant’s rights under the Option shall pass by the Participant’s will or by the laws of descent and distribution of the state or country of domicile at the time of death, the Participant’s grantor trust described in Section 6.1(e)(4) or the beneficiary designated in accordance with Section 6.1(e)(4).

(D)           Amendment of Exercise Period Applicable to Termination.  The Board, at the time of grant at any time thereafter, may extend the 30 day and 12 month exercise periods any length of time not longer than the original expiration date of the Option, and may increase the portion of an Option that is exercisable, subject to such terms and conditions as the Board may determine.

(E)           Failure to Exercise Option.  To the extent that the Option is not exercised within the applicable period, all further rights to purchase Shares pursuant to such Option shall cease and terminate.

(d)           Absence of Other Deferral Features.  Nothing contained herein shall permit an Award of an Option that includes any feature for the deferral of compensation other than that described in Code Section 409A and Treasury Regulation § 1.409A-1(b)(5)(i)(A)(3).

(e)           Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of Options which are intended to qualify as Incentive Stock Options:

(1)           The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.  If and to the extent that any Shares are issued under a portion of any Incentive Stock Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an Incentive Stock Option notwithstanding any designation otherwise.

(2)           All Incentive Stock Options must be granted within 10 years from the earlier of the date on which this Plan was initially adopted by the Board or the date this Plan was initially approved by the stockholders of the Company.

(3)           Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of Grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than 5 years from the date of Grant.

(4)           The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of Grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is Granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of Grant of the Incentive Stock Option.

(5)           Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(6)           To the extent that the Award Agreement specifies that an Option is intended to be treated as an Incentive Stock Option, the Option is intended to qualify to the greatest extent possible as an “incentive stock option” within the meaning of Section 422 of the Code, and shall be so construed; provided, however, that any such designation shall not be interpreted as a representation, guarantee or other undertaking on the part of the Company that the Option is or will be determined to qualify as an Incentive Stock Option.  Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a Participant may cause an Option to cease to qualify as an Incentive Stock Option pursuant to the Code and by accepting an Option the Participant agrees in advance to such disqualifying action.  Notwithstanding any other provision of the Plan to the contrary, the Committee may at any time without the consent of the Participant convert an Incentive Stock Option to a Non-Qualified Stock Option.

6.3           Stock Appreciation Rights.

(a)           General.  The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement.  Each Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive an amount equal in value to the excess of (a) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (b) the Grant price of the Stock Appreciation Right as determined by the Committee, which Grant price shall not be less than 100% of the Fair Market Value of one Share on the date of Grant of the Stock Appreciation Right, multiplied by the number of Shares covered by the Stock Appreciation Right or portion thereof, that is surrendered.  Payment by the Company upon exercise of a Stock Appreciation Right may be made in Shares valued at Fair Market Value, in cash, or partly in Shares and partly in cash, all as determined by the Committee.  Subject to the terms of the Plan, the Grant price, term, methods of exercise, dates of exercise and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee.

(b)           Tandem Rights.  If a Stock Appreciation Right is granted in connection with an Option, the following rules shall apply:  (1) the Stock Appreciation Right shall be exercisable only to the extent and on the same conditions that the related Option could be exercised; (2) the Stock Appreciation Rights shall be exercisable only when the Fair Market Value of the Shares exceeds the exercise price of the related Option; (3) the Stock Appreciation Right shall be for no more than 100 percent of the excess of the Fair Market Value of the Shares at the time of exercise over the Option price; (4) upon exercise of the Stock Appreciation Right, the Option or portion thereof to which the Stock Appreciation Right relates terminates; and (5) upon exercise of the Option, the related Stock Appreciation Right or portion thereof terminates.

(c)           Restricted Period.  Unless otherwise determined by the Committee, no Stock Appreciation Right granted to an Officer or director may be exercised during the first six months following the date of the Grant.

(d)           Absence of Other Deferral Features.  Nothing contained herein shall permit an Award of a Stock Appreciation Right that includes any feature for the deferral of compensation other than that described in Code Section 409A and Treasury Regulation § 1.409A-1(b)(5)(i)(A)(3).

6.4           Stock Bonus.

(a)           General.  The Committee may award Shares under the Plan as a Stock Bonus.  Shares awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the Committee.  The restrictions may include restrictions concerning transferability and forfeiture of the Shares awarded, together with such other restrictions as may be determined by the Committee.

(b)           Non-vested Dividends.  If Shares are subject to forfeiture, all dividends or other distributions paid by the Company with respect to the Shares shall be retained by the Company until the Shares are no longer subject to forfeiture, at which time all accumulated amounts shall be paid to the recipient.

(c)           Award Agreement.  The Committee may require the recipient to sign an Award Agreement as a condition of the Award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements.  The Award Agreement may contain any terms, conditions, restrictions, representations and warranties required by the Committee.  The certificates representing the Shares awarded shall bear any legends required by the Committee.

(d)           Holding Period.  Unless otherwise determined by the Committee, Shares awarded as a Stock Bonus to an Officer may not be sold until six months after the date of the Award.

6.5           Restricted Stock and Restricted Stock Units.  The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(a)           Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a restriction on or prohibition against the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(b)           Issuance of Shares.  Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company.  Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions and possible forfeiture applicable to such Restricted Stock, as set forth in the Award Agreement.

(c)           Forfeiture.  Except as otherwise determined by the Committee, upon a Participant’s termination of Service (as determined under criteria established by the Committee) during the applicable restriction period, all applicable Shares of Restricted Stock and Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d)           Non-vested Dividends.  If Shares are subject to forfeiture, all dividends or other distributions paid by the Company with respect to the Shares shall be retained by the Company until the Shares are no longer subject to forfeiture, at which time all accumulated amounts shall be paid to the recipient.

(e)           Holding Period.  Unless otherwise determined by the Committee, Shares awarded to an Officer may not be sold until six months after the date of the Award.

6.6           Performance Awards.

(a)           General.  The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan.  A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such Performance Goals during such performance periods as the Committee shall establish.  Subject to the terms of the Plan, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.  In the event that the minimum Performance Goal established by the Committee is not achieved at the conclusion of a period, no payment shall be made to the Participants.  In the event the maximum Performance Goal is achieved, 100 percent of the monetary value of the Performance Awards shall be paid to or vested in the Participants.

(b)           Qualified Performance-Based Compensation.

(1)           From time to time, the Committee may designate an Award granted pursuant to the Plan as an award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code (a “Qualified Performance Based Award”).  Qualified Performance Based Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective Performance Goals, and such Performance Goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of Section 162(m).

(2)           The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Qualified Performance Based Awards to the extent required by Section 162(m).

(3)           To the extent that (a) the Committee determines that an Award is to comply with the performance-based exception under Section 162(m) of the Code and (b) the Award is denominated in Shares, a Stock Option or Stock Appreciation Right may not be exercised or other compensation from other such Awards may not be paid (actually or constructively) until there is compliance with the requirements of Section 162(m).  The foregoing shall not apply to the extent that Section 162(m) does not apply or the compensation limitation referred to therein would not be exceeded even if the compensation arising from the Award was not performance-based.

7.             Changes in Capital Structure.

7.1           Equity Restructuring.  In the event of any Equity Restructuring, the number and type of Shares (or other securities or other property) available under this Plan or subject to outstanding Awards, and the purchase price or exercise price with respect to any Award will be proportionately adjusted; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.  The adjustments provided under this Section 7 shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.  The Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 4.1 and 6.6 hereof) and that are subject to any Awards previously granted, and (ii) the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities subject to such Awards without changing the aggregate exercise or settlement price, if any.

7.2           Corporate Transactions.  In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party or a sale of all or substantially all of the Company’s assets (each, a “Transaction”), the Committee shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding Awards under the Plan:

(a)           Outstanding Awards shall remain in effect in accordance with their terms.

(b)           Outstanding Awards shall be converted into Awards in the corporation that is the surviving or acquiring corporation in the Transaction.  The amount, type of securities subject thereto and exercise price of the converted Awards shall be determined by the Committee, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company.  Unless otherwise determined by the Committee, the converted Awards shall be vested only to the extent that the vesting requirements relating to Awards granted hereunder have been satisfied.

(c)           The Committee shall provide a 30 day period prior to the consummation of the Transaction during which outstanding Awards may be exercised to the extent then exercisable or vested, and upon the expiration of such 30 day period, all unexercised and nonvested Awards shall immediately terminate and be forfeited.  The Committee may, in its sole discretion, accelerate the exercisability or vesting of Awards so that they are exercisable or vested in full during such 30 day period.

7.3           Dissolution of the Company.  In the event of the dissolution of the Company, Awards shall be treated in accordance with Section 7.2(c).

7.4           Rights Issued by Another Corporation.  The Committee may also grant Options, Stock Appreciation Rights, Performance Awards, and Stock Bonuses and issue Restricted Stock or Restricted Stock Units under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such Awards are granted in substitution for, or in connection with the assumption of, existing Options, Stock Appreciation Rights, Stock Bonuses, Restricted Stock, Restricted Stock Units and Performance Awards granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

8.             Amendments and Termination.

8.1           Amendments to the Plan.  The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(a)           violates the rules or regulations of any securities exchange that is applicable to the Company;

(b)           causes the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan;

(c)           increases the number of Shares authorized under the Plan;

(d)           permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of Grant of such Option or Stock Appreciation Right, as prohibited by Sections 6.2(a) and 6.3 of the Plan or the repricing of Options or Stock Appreciation Rights, as prohibited by Section 6.1(h) of the Plan; or

(e)           would prevent the grant of Options or Stock Appreciation Rights that would qualify under Section 162(m) of the Code.

8.2           Amendments to Awards.  The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively.  Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.  Notwithstanding the satisfaction of any applicable Performance Goals, to the extent specified in the Award Agreement, the number of Shares, Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units or other benefits granted, issued, and or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.  Notwithstanding the foregoing, the Committee shall not waive any conditions or rights of the Company, or otherwise amend or alter any outstanding Qualified Performance Based Award in such a manner as to cause such Award not to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

8.3           Correction of Defects, Omissions and Inconsistencies.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

9.             Income Tax Withholding and Cashless Exercise.  In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.  The Company may require any recipient of an Award to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements.  If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law.  In order to assist a Participant in paying all or a portion of the federal, state and local taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations) or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations).  The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

10.           General Provisions.

10.1           No Rights to Awards.  No Eligible Person or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons or holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

10.2           Award Agreements.  No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

10.3           Plan Provisions Control.  In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

10.4           No Rights of Stockholders.  Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued in the name of such Participant or such Participant’s legal representative without restrictions thereto.

10.5           No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

10.6           No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, or as giving a director of the Company or an Affiliate the right to continue as a director or an Affiliate of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment or Service at any time, with or without cause.  In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.  Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate.  The Awards granted hereunder shall not form any part of the wages or salary of any Eligible Person for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment.  Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.  By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

10.7           Company Actions Unrestrained.  The existence of outstanding Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.  Further, except as expressly provided herein or by the Committee, (i) the issuance by the Company of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options or other Awards theretofore granted or the purchase price per Share, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary or appropriate.

10.8           Governing Law.  The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Oregon.

10.9           Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

10.10         No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Person or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

10.11         Other Benefits.  No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

10.12         No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

10.13         Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

10.14         Securities and Tax Law Compliance.  The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3.  If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative.  The Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Persons.  With respect to Options and Stock Appreciation Rights, the Company intends to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.  To the extent applicable, the Plan and Award Agreement shall be interpreted to the degree necessary to qualify the Plan and any Award thereunder for any exemption available under Section 409A of the Code and notwithstanding any provision of the Plan to the contrary, the Board may adopt such amendments to the Plan and the applicable Award Agreements or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect) or take any other actions that the Board determines are necessary or appropriate to exempt the Plan and Awards from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Awards.

10.15         Conditions Precedent to Issuance of Shares.  Shares shall not be issued, and the Company shall not have any liability for failure to issue Shares, pursuant to the exercise or payment of the purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange and the Oregon Business Corporation Act.  As a condition to the exercise or payment of the purchase price relating to such Award, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

10.16         No Obligation to Notify.  The Company shall have no duty or obligation to any holder of an Award to advise such holder as to the time or manner of exercising any rights of such Award.  Furthermore, the Company shall have no duty or obligation to warn or otherwise such holder of a pending termination or expiration of such an award or a possible period in which the Award may not be exercised.  The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

10.17         Limitation on Liability.  The Company shall not be liable to a Participant or other persons as to:  (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

11.           Effective Date and Duration.

11.1           Effective Date.  This Restated Plan shall become effective as of upon the approval of the shareholders.  No Award granted under the Restated Plan to an officer who is subject to Section 16(b) of the Exchange Act (an “Officer”) or a director, and no Incentive Stock Option under the Restated Plan, shall become exercisable, however, until the Restated Plan is approved by the affirmative vote of the holders of a majority of the Shares represented at a shareholders meeting at which a quorum is present and any such Awards under the Restated Plan made prior to such approval and not otherwise covered by the Plan as in effect prior to this restatement shall be conditioned on and subject to such approval.  Subject to this limitation, Awards may be granted and Shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

11.2           Duration.  No Award shall be granted under the Plan after (a) the tenth anniversary of the earlier of (i) the date on which this Plan was adopted by the Board or (ii) the date this Plan was approved by the stockholders of the Company, or (b) any earlier date of discontinuation or termination established pursuant to Section 8.1 of the Plan.  However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

12.           Addenda.  The Board may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards to Eligible Persons, which Awards may contain such terms and conditions as the Administrator deems necessary or appropriate, which are consistent with the terms and conditions set forth in the Plan.

ADDENDUM A

SUB-PLAN TO THE

RESTATED 2004 STOCK INCENTIVE PLAN

(California Participants)

This Sub-Plan to the Restated 2004 Stock Incentive Plan (the “California Sub-Plan”) was created under and pursuant to the Restated 2004 Stock Incentive Plan (the “Plan”) and is intended to govern Options granted to employees, officers, consultants, independent contractors and directors who are located in and provide services to the Company or its Affiliates in California.  All capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Plan.  To the extent the terms of the Plan are not modified by this California Sub-Plan, the terms of the Plan shall remain in full force and effect.

1.             The following rules shall apply to any Option in the event of termination of the Participant’s Service:

a.           If such termination was for reasons other than death, “disability” (as defined below), or cause, the Participant shall have at least thirty (30) days after the date of such termination to exercise his or her Option to the extent the Participant is entitled to exercise on his or her termination date, provided that in no event shall the Option be exercisable after the expiration of the Option term as set forth in the applicable Option agreement.

b.           If such termination was due to death or Disability, the Participant shall have at least six (6) months after the date of such termination to exercise his or her Option to the extent the Participant is entitled to exercise on his or her termination date, provided that in no event shall the Option be exercisable after the expiration of the Option term as set forth in the applicable Option agreement.

“Disability” for purposes of this California Sub-Plan shall mean the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Company or any Affiliate because of the sickness or injury of the Participant.

2.             Options shall not be transferable; provided that the Committee may grant an Option or amend an outstanding Option to provide that the Option may be transferable by will, by the laws of descent and distribution, to a revocable trust, or as permitted by Rule 701 of the Securities Act.

3.             If any Option granted under the Plan provides for a Company repurchase right that is triggered upon a termination of Service, such repurchase shall be made at the purchase price as is set forth in the applicable Option agreement provided that the purchase price is equal to the original purchase price paid for the Shares, such repurchase right lapses at a rate of at least twenty percent (20%) per year from the date of grant of the Option and such repurchase right must be exercised for cash or cancellation of purchase money indebtedness for the shares within six (6) months of the termination of Service (or, if later, within six (6) months of the exercise of the applicable Option).  Notwithstanding the foregoing, Options held by officers, Directors or consultants of the Company, its parents, majority-owned subsidiaries or majority-owned subsidiaries of the Company’s parents or an affiliate of the Company may be subject to additional or greater restrictions.

A-1

4.             If any Option granted under the Plan provides for a Company right of first refusal, such right of first refusal must:  (i) be triggered by an offer to purchase Shares received pursuant to an Option from a bona fide third-party offeror where the Participant desires to sell the Shares; (ii) require the Company to make its election to purchase the Shares subject to such right of first refusal, if at all, by giving notice of such election no more than thirty (30) days after receipt of notice of such offer from the Participant; and (iii) require the Company to purchase all, but not less than all, of the Shares subject to such bona fide offer upon exercise of the right of first refusal (unless the Participant consents to sell fewer Shares) on the same terms offered by the bona fide third-party offeror within sixty (60) days after receipt of the notice described above (unless a longer period is offered by the bona fide third party offeror).

5.             The Company shall comply with California Corporations Code Regulation Section 260.140.46 which requires the Company to provide security holders with financial statements at least annually unless the issuance is limited to key persons whose duties in connection with the Company assure their access to equivalent information.

6.             At no time shall the total number of securities issuable upon exercise of all outstanding options and the total number of shares provided for under any stock bonus or similar plan or agreement by the Company exceed the applicable percentage calculated in accordance with California Corporations Code Regulation Section 260.140.45, based on the securities of the Company which are outstanding at the time the calculation is made.

A-2